Filed pursuant to Rule 424(b)(5)

Registration Statement No. 333-276815

Prospectus Supplement

(To Prospectus dated February 8, 2024)

LIPELLA PHARMACEUTICALS INC.

 Up to $2,641,881 of

Common Stock

We have entered into an At the Market Offering Agreement dated as of April 4, 2025 (the “Sales Agreement”) with H.C. Wainwright & Co., LLC (the “Sales Agent” or “Wainwright”), relating to the sale of shares of our common stock, $0.0001 par value per share (the “common stock”). In accordance with the terms of the Sales Agreement, from time to time we may offer and sell shares of our common stock through the Sales Agent acting as sales agent. Pursuant to this prospectus supplement and the accompanying base prospectus, from time to time we may offer and sell shares of our common stock having an aggregate offering price of up to $2,641,881.

Sales of our common stock, if any, under this prospectus supplement and the accompanying base prospectus may be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through the Nasdaq Capital Market (“Nasdaq”), the existing trading market for our common stock, or any other existing trading market in the United States for our common stock, sales made to or through a market maker other than on an exchange or otherwise, directly to the Sales Agent as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or in any other method permitted by law. Subject to terms of the Sales Agreement, the Sales Agent is not required to sell any specific number or dollar amounts of securities, but will act as a sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between the Sales Agent and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The Sales Agent will be entitled to compensation under the terms of the Sales Agreement at a commission rate of 3.0% of the gross sales price per share sold. In connection with the sale of our shares of common stock on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Sales Agent will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Sales Agent with respect to certain liabilities, including liabilities under the Securities Act. See the section titled “Plan of Distribution” on page S-14  of this prospectus supplement.

We will pay all of the expenses incident to the registration, offering and sale of the shares of common stock under this prospectus supplement and the accompanying base prospectus.

Our common stock is listed and trades on the Nasdaq Capital Market under the symbol “LIPO.” The last sale price of our shares of common stock on April 3, 2025 was $2.54 per share.

As of the date of this prospectus supplement, the aggregate market value of our outstanding common stock held by non-affiliates, computed by reference to the price at which our common stock was last sold on the Nasdaq Capital Market on February 6, 2025, which was $4.65 per share, was $10,819,396.80, based on 2,548,811 shares of our outstanding common stock as of the date of this prospectus supplement, of which 2,326,752 shares were held by non-affiliates. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding one-third of our public float in any 12-month period so long as our public float remains below $75 million. During the 12 calendar months prior to and including the date of this prospectus supplement (excluding this offering), we have sold approximately $964,590 of securities pursuant to General Instruction I.B.6 of Form S-3.

Investing in our shares of common stock involves a high degree of risk. Before making any investment decision, you should carefully review and consider all the information in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein, including the risks and uncertainties described under “Risk Factors” beginning on page S-7 of this prospectus supplement and the risk factors incorporated by reference into this prospectus supplement and the accompanying base prospectus.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these shares or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

H.C. Wainwright & Co.

The date of this prospectus supplement is April 4, 2025.

ABOUT THIS PROSPECTUS SUPPLEMENT

A registration statement on Form S-3 (File No. 333-276815) utilizing a shelf registration process relating to the securities described in this prospectus supplement was initially filed with the SEC on February 1, 2024 and was declared effective on February 8, 2024.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of common stock. The second part is the accompanying base prospectus, which provides more general information, some of which may not apply to this offering. The information included or incorporated by reference in this prospectus supplement also adds to, updates and changes information contained or incorporated by reference in the accompanying base prospectus. It is also important for you to read and consider all information contained in this prospectus supplement and the accompanying base prospectus, including the documents we have referred you to in the section entitled “Where You Can Find More Information” below in this prospectus supplement. If information included or incorporated by reference in this prospectus supplement is inconsistent with the accompanying base prospectus or the information incorporated by reference therein, then this prospectus supplement or the information incorporated by reference in this prospectus supplement will apply and will supersede the information in the accompanying base prospectus and the documents incorporated by reference therein. You should assume that the information contained in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference is accurate only as of their respective dates.

You should rely only on the information incorporated by reference or provided in this prospectus supplement and the accompanying base prospectus. We have not, and the Sales Agent has not, authorized any person to provide you with any information or to make any representation other than as contained in this prospectus supplement or in the accompanying base prospectus and the information incorporated by reference herein and therein. We and the Sales Agent do not take any responsibility for, and can provide no assurance as to the reliability of, any information that others may provide you. The information appearing or incorporated by reference in this prospectus supplement and the accompanying base prospectus is accurate only as of the date of this prospectus supplement or the date of the document in which incorporated information appears unless otherwise noted in such documents. Neither the delivery of this prospectus supplement nor any distribution of securities pursuant to this prospectus supplement shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus supplement or in our affairs since the date of this prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since those dates.

The distribution of this prospectus supplement and the accompanying base prospectus and the offering of the securities in certain jurisdictions may be restricted by law. We are not, and the Sales Agent is not, making an offer of the securities in any jurisdiction where the offer is not permitted. Persons who come into possession of this prospectus supplement and the accompanying base prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying base prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

Unless the context indicates otherwise, in this prospectus supplement and the accompanying base prospectus the terms, the terms “Lipella,” the “Company,” “we,” “our” or “us” in this prospectus supplement refer to Lipella Pharmaceuticals Inc.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the documents incorporated by reference in this prospectus supplement include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that relate to future events or our future operations or financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “intends”, “expects”, “plans”, “targets”, “anticipates”, “believes”, “estimates”, “will”, “would”, “predicts”, “potential”, or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors. The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for such forward-looking statements. In order to comply with the terms of the safe harbor, we note that a variety of factors could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in the forward-looking statements.

Such statements include, but are not limited to, statements about the following:

●	the initiation, timing, progress preclinical and clinical trials for other product candidates, including statements regarding the timing of initiation and completion of studies or trials and related preparatory work, the period during which the results of the trials will become available and our research and development programs;

●	the timing, scope or results of regulatory filings and approvals for our product candidates, including timing of final U.S. Food and Drug Administration (“FDA”) marketing and other regulatory approvals of our lead product candidates, LP-10 and LP-310; and our other product candidates, including, but not limited to, LP-410 and LP-50;

●	our ability to achieve certain accelerated or “orphan drug” designations from the FDA;

●	our estimates regarding the potential market opportunity for LP-10, LP310 or any of our other product candidates;

●	our research and development programs for our product candidates;

●	our plans and ability to successfully develop and commercialize LP-10, LP-310 or any of our other product candidates;

●	our ability to identify and develop new product candidates;

●	our ability to identify, recruit and retain key personnel;

●	our commercialization, marketing and manufacturing capabilities and strategy;

●	the implementation of our business model, strategic plans for our business, product candidates and technology;

●	the scalability and commercial viability of our proprietary manufacturing methods and processes;

●	the rate and degree of market acceptance and clinical utility of our product candidates and gene therapy, in general;

●	our competitive position;

●	our intellectual property position and our ability to protect and enforce our intellectual property;

●	our financial performance;

●	developments and projections relating to our competitors and our industry;

●	our ability to establish and maintain collaborations or obtain additional funding;

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●	our estimates regarding expenses, future revenue, capital requirements and needs for or ability to obtain additional financing;

●	the impact of laws and regulations;

●	our expectations regarding the time during which an emerging growth company under the JOBS Act; and

●	the impact of global economic and political developments on our business, including capital market disruptions, the Ukraine-Russia and Israel-Hamas wars, economic sanctions and economic slowdowns or recessions, including any that may result from such developments and public health concerns, which could harm our commercialization efforts as well as the value of our common stock and our ability to access capital markets.

We have based these forward-looking statements on our current expectations and projections about future events. We believe that the assumptions and expectations reflected in such forward-looking statements are reasonable, based on information available to us on the date hereof, but we cannot assure you that these assumptions and expectations will prove to have been correct or that we will take any action that we may presently be planning. These forward-looking statements are inherently subject to known and unknown risks and uncertainties. We have included important cautionary statements in this prospectus supplement, in the documents incorporated by reference in this prospectus supplement, and in the sections in our periodic reports, including our most recent Annual Report on Form 10-K, entitled “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as supplemented by our subsequent Quarterly Reports on Form 10-Q or our Current Reports on Form 8-K, discussing some of the factors that we believe could cause actual results or events to differ materially from the forward-looking statements that we are making including, but are not limited to, research and product development uncertainties, regulatory policies and approval requirements, competition from other similar businesses, market and general economic factors.

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus supplement, accompanying base prospectus or in any document incorporated herein or therein by reference might not occur. Investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this prospectus supplement or the date of the document incorporated by reference in this prospectus supplement. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. All subsequent forward-looking statements attributable to us or to any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

On November 7, 2024, we effected a one-for-eight reverse stock split (the “Reverse Stock Split”) of all of our outstanding shares of common stock. Unless the context expressly indicates otherwise, all references to share and per share amounts referred to herein reflect the amounts after giving effect to the Reverse Stock Split.

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PROSPECTUS SUPPLEMENT SUMMARY

The following summary of our business highlights some of the information contained elsewhere in or incorporated by reference into this prospectus supplement and accompanying base prospectus. Because this is only a summary, however, it does not contain all of the information that may be important to you. You should carefully read this prospectus supplement and the accompanying base prospectus, including the section in this prospectus supplement entitled “Risk Factors” and the documents incorporated by reference herein and therein, which are described under “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement and accompanying base prospectus.

Overview

We are a clinical-stage biotechnology company focused on developing new drugs by reformulating the active agents in existing generic drugs and optimizing these reformulations for new applications. We believe that this strategy combines many of the cost efficiencies and risk abatements derived from using existing generic drugs with potential patent protections for our proprietary formulations; this strategy allows us to expedite, protect, and monetize our product candidates. Additionally, we maintain a therapeutic focus on diseases with significant, unaddressed morbidity and mortality where no approved drug therapy currently exists. We believe that this focus can potentially help reduce the cost, time and risk associated with obtaining marketing approval. We have not yet commercialized any products, and we do not expect to generate revenue from sales of any product candidates for several years.

Consistent with our strategy, we are currently addressing two indications via development of our product candidates, which we have designated as LP-10 for the indication of hemorrhagic cystitis (“HC”), and LP-310 for the indication of oral lichen planus (“OLP”). HC is chronic, uncontrolled urinary blood loss that results from certain chemotherapies (such as alkylating agents) or pelvic radiation therapy (also called “radiation cystitis”). Many radiation cystitis patients experience severe morbidity (and in some cases, mortality), and currently, there is no therapy for their condition approved by the FDA, or, to our knowledge, any other regulatory body. LP-310 employs a formulation similar to LP-10, for the treatment of OLP. OLP is a chronic, T-cell-mediated, autoimmune oral mucosal disease, and LP-310 contains tacrolimus which inhibits T-lymphocyte activation. Symptoms of OLP include painful burning sensations, bleeding and irritation with tooth brushing, painful, thickened patches on the tongue, and discomfort when speaking, chewing or swallowing. These symptoms frequently cause weight loss, nutritional deficiency, anxiety, depression, and scarring from erosive lesions. OLP can also be a precursor to cancer, predominately squamous cell carcinoma, with a malignant transformation rate of approximately one percent.

LP-10 is the development name of our reformulation of tacrolimus (an approved generic active agent) specifically optimized for topical deposition to the internal surface of the urinary bladder lumen using a proprietary drug delivery platform that we have developed and that we refer to as our metastable liposome drug delivery platform (our “Platform”). We are developing LP-10 and our Platform to be, to our knowledge, the first drug candidate and drug delivery technology that could be successful in treating cancer survivors who acquire HC. We have received FDA “orphan drug” designation covering LP-10 and plan to apply for additional regulatory designations in the event we achieve qualifying results in the current phase 2a clinical trial for LP-10. Market data exclusivity may be available in the US and other jurisdictions in which regulatory approval is obtained for the Company’s product, regardless of patent status.

The safety and efficacy of LP-10 was evaluated in a 13-subject, open-label, multi-center, dose-escalation, phase 2a clinical trial in patients experiencing complications associated with a rare but highly morbid disease called “radiation-induced hemorrhagic cystitis” or “radiation cystitis.” This phase 2a clinical trial commenced on February 15, 2021, and we reported the trial’s summary results in the first quarter of 2023. There is currently no FDA approved drug therapy available for radiation cystitis patients, who are all cancer survivors who received pelvic radiation therapy to treat solid pelvic tumors, including prostate and ovarian cancers and who are now dealing with therapy-associated complications, including urinary bleeding (a radiation cystitis symptom). LP-10’s active ingredient, tacrolimus, which has a well-known pharmacology and toxicology, addresses a reduction (or cessation) of uncontrolled urinary bleeding.

LP-310 is the development name of our oral, liposomal formulation of tacrolimus (the same approved generic active agent in LP-10) specifically optimized for local delivery to oral mucosa. We believe that our approach of using metastable liposomal tacrolimus as a treatment for OLP is novel. To date, upon review of relevant FDA public data resources on approved drugs and biologics, we are not aware of any other liposomal products developed to treat such disease. We received investigational new drug (“IND”) approval from the FDA regarding LP-310 in the third quarter of 2023. We initiated a Phase 2a multicenter dose escalation of using LP-310 for the treatment of OLP in 2024. In this first cohort, eight participants received a dose of 0.25 mg LP-310, with promising initial results. No product-related serious adverse events were reported. Pharmacokinetic data demonstrated that whole blood tacrolimus levels in all patients were either undetectable or minimal, highlighting LP-310’s potential to deliver localized therapeutic effects while minimizing systemic exposure. Additionally, all patients tolerated LP-310 without significant adverse reactions. The trial is expected to be completed in the second quarter of 2025. The top line data from the first two dose cohorts of this trial has been selected for podium presentation at the 2025 American Association of Oral Medicine and European Association of Oral Medicine Joint Meeting that will be held in Las Vegas, NV on May 15, 2025.

In a third program, Lipella is also developing an oral, liposomal formulation of tacrolimus, LP-410, for the treatment of oral graft-versus-host disease (“GVHD”). LP-410 is an oral rinse, similar to LP-310, but will have a different containment system. Hematopoietic cell transplantation (“HCT”) is used to treat a wide range of malignancies, hematologic and immune deficiency states, and autoimmune diseases. GVHD is a clinical syndrome where donor-derived immunocompetent T-cells react against patient tissues directly or through exaggerated inflammatory responses following HCT. Oral GVHD is a rare and serious disease, with a prevalence of approximately 30,000 patients in the US annually in 2023 (Bachier et al., 2019; Bachier et al., 2021, Orphanet 2023). GVHD remains a major cause of morbidity and mortality with patients who undergo HCT treatment, with chronic GVHD being the leading cause of non-malignant fatality for such patients who receive such HCT treatments. Topical and local management of symptomatic oral GVHD can reduce oral symptoms that can interfere with oral function and quality of life and can reduce the need for more intensive immunosuppressive systemic therapies. However, there is currently no FDA approved local drug treatment of oral GVHD (Martini et al., 2022). Lipella has developed LP-410 for the topical delivery directly to the mouth surface. LP-410 targets the underlying mechanisms of oral GVHD, potentially providing a safe and effective treatment option for affected individuals. Lipella received orphan designation approval, on November 11, 2023, for tacrolimus for the treatment of oral GVHD. We received IND approval from the FDA for LP-410’s treatment of oral GVHD on March 5, 2024.

In a fourth program, Lipella is also developing an intravesical formulation of immunoglobulins including checkpoint inhibitors, referred to as LP-50. LP-50 is an intravesical formulation of immunoglobulins including local, intravesical PD-1 (i.e. checkpoint) inhibition, intended for the treatment of non-muscle invasive bladder cancer, offering the potential for increasing efficacy while minimizing systemic toxicity. Additional information regarding this preclinical program is included in the International Journal of Molecular Sciences 2024, 25(9), 4945, titled “Enhancing Therapeutic Efficacy and Safety of Immune Checkpoint Inhibition for Bladder Cancer: A Comparative Analysis of Injectable vs. Intravesical Administration,” as well as in US patent publication number 2024/0115503 titled “Intravesical Delivery of Hydrophilic Therapeutic Agents Using Liposomes.”

Our Platform includes proprietary drug delivery technologies optimized for use with epithelial tissues that coat lumenal surfaces, such as the colon, the various tissues lining the mouth and esophagus and the tissues lining the bladder and urethra. The Company has two issued patents in the United States that should exclude competitors from making, selling or using our LP-10 and LP-310 formulations in the United States until July 11, 2035. We also have issued patents in Australia, Canada, and Europe that do not expire until October 22, 2034. Corresponding patent applications are pending in the United States Patent Offices. We also have a pending United States patent application on an improvement to the technology. In some jurisdictions, such as the US, Europe, Canada, and some Asian countries, such patents may be extendable for regulatory delay. Market data exclusivity may also be available for the approved products.

Since our inception in 2005, we have focused primarily on business planning, progressing our lead product candidates, including progressing LP-10 through clinical development, raising capital, organizing and staffing our company.

Recent Developments

March Offering of Warrants

As previously disclosed, on March 17, 2025, the Company sold warrants (“Warrants”) to purchase up to 72,000 shares of the Company’s Series B non-voting convertible preferred stock, $0.0001 par value per share (the “Series B Preferred Stock”) pursuant to subscription agreements (reflecting full exercise of an over-allotment option granted to Spartan Capital Securities, LLC, the placement agent for such offering) to certain investors (the “Investors”) at a price per Warrant equal to $0.125 in order to comply with applicable rules of The Nasdaq Stock Market LLC (“Nasdaq”), with each Warrant exercisable for a period of nine (9) months from the date of issuance for shares of Series B Preferred Stock at $100 per share, and with each share of Series B Preferred Stock issuable upon exercise thereof convertible into shares of common stock at a price of $2.16 per share, which was the Minimum Price (as defined in Nasdaq Listing Rule 5635(d)(1)(A)) of the common stock immediately prior to the execution of such subscription agreements. In connection with such offering, on March 17, 2025, the Company entered into (i) a placement agent agreement with Spartan (the “March Placement Agent Agreement”), pursuant to which Spartan agreed to serve as exclusive placement agent for such offering of Warrants and (ii) a consulting and advisory agreement with Spartan (the “March Consulting Agreement”), pursuant to which Spartan agreed to provide the Company with the advisory services in connection with such offering of Warrants for a period of eighteen (18) months from the closing of such offering, and the Company agreed to compensate Spartan for such services. For more information on such offering and all related agreements, see the Current Report on Form 8-K filed by the Company with the SEC on March 18, 2025, including the exhibits filed therewith.

Closings of Offering of Series B Preferred Stock

As previously disclosed, in December 2024, the Company sold an aggregate of 25,975 shares of Series B Preferred Stock to Investors for a purchase price of $100 per share, with such shares convertible into shares of common stock at conversion prices of $2.61 and $3.12, as applicable, and between February 25, 2025 and March 12, 2025, the Company sold an aggregate of 46,025 additional shares of Series B Preferred Stock to the Investors for a purchase price of $100 per share in connection with additional closings of such offering, convertible into shares of common stock at conversion prices of $3.00, $3.13, $2.51 and $2.18 per share, as applicable, with Spartan providing placement agent and consulting services in connection therewith. Such conversion prices were each equal to the Minimum Price of the common stock immediately prior to the execution of the subscription agreements entered into between the Company and such Investors. For more information on such closings, see the Current Reports on Form 8-K filed by the Company with the SEC on December 30, 2024, January 6, 2025, March 3, 2025, March 11, 2025 and March 18, 2025, including the exhibits filed therewith, as applicable.

In connection with such offering, the Company and Spartan had entered into a (i) placement agent agreement, dated December 5, 2024 (the “Initial Placement Agent Agreement”), and (ii) consulting agreement and advisory agreement, made as of December 5, 2024 (the “Initial Consulting Agreement”), each as amended by that certain amendment to consulting agreement and placement agent agreement, made as of December 10, 2024, between the Company and Spartan (the “First Amendment”), pursuant to which Spartan agreed to provide placement agent and consulting services in connection with such offering of shares of Series B Preferred Stock and receive certain compensation in consideration for such services, including, but not limited to, warrants to purchase common stock and shares of the Company’s Series C voting convertible preferred stock, $0.0001 par value per share (the “Series C Preferred Stock”), issued on a pro rata basis at each closing of such offering. For more information on such agreements, see the Current Report on Form 8-K filed by the Company with the SEC on December 10, 2024, including the exhibits filed therewith. On January 15, 2025, the SEC declared the Company’s registration statement on Form S-3 (File No. 333-284172) effective, which registered for resale on behalf of selling stockholders up to an aggregate of 1,372,408 shares of common stock underlying certain shares of Series B Preferred Stock, shares of Series C Preferred Stock and Common Stock purchase warrants issued to the Investors, Spartan and its designee.

Second Amendment to Consulting Agreement

As previously disclosed, on February 28, 2025, the Company and Spartan entered into a Second Amendment to the Initial Consulting Agreement (the “Consulting Agreement Amendment”), pursuant to which Spartan and the Company agreed to modify certain terms of the Initial Consulting Agreement to require the Company to compensate Spartan with additional cash fees and stock compensation on a pro rata basis in the event that shares of Series B Preferred Stock are sold pursuant to Spartan’s exercise of an over-allotment option granted to it in connection with such offering of the shares of Series B Preferred Stock and a $1,200,000 over-allotment option in connection with a then-planned subsequent offering of up to $7,200,000 shares of Series B Preferred Stock to Investors to be issued on the same terms as those of such offering (the “Mirror Offering”). For more information on the Consulting Agreement Amendment, see the Current Report on Form 8-K filed by the Company with the SEC on March 3, 2025, including the exhibit filed therewith.

Second Amendment to Placement Agent Agreement

As previously disclosed, on February 23, 2025, the Company and Spartan entered into a Second Amendment to the Initial Placement Agent Agreement (the “Placement Agent Agreement Amendment”), pursuant to which Spartan and the Company agreed to, among other things, (i) remove restrictions on the Company’s ability to conduct at-the-market transactions and modify certain variable rate transaction provisions, (ii) modify the Company’s tail fee obligation to apply only to the Investors who participated in such offering of shares of Series B Preferred Stock and (iii) clarify the Company’s obligations with respect to filing a registration statement in connection with the Mirror Offering. For more information on the Placement Agent Agreement Amendment, see the Current Report on Form 8-K filed by the Company with the SEC on February 24, 2025, including the exhibit filed therewith.

Nasdaq Notifications

As previously disclosed, on April 17, 2024 and on August 21, 2024, the Company received letters from the Nasdaq Listing Qualifications staff (the “Staff”) stating that it was not in compliance with Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”) and Nasdaq Listing Rule 5550(b)(1) (the “Stockholders’ Equity Requirement”), respectively. On October 16, 2024, the Company received a letter from the Staff stating that although the Company submitted a plan to regain compliance with the Stockholders’ Equity Requirement on October 4, 2024, the common stock would be delisted from the Nasdaq Capital Market unless such determination is appealed to a Nasdaq Hearings Panel (the “Panel”) by October 23, 2024. On October 17, 2024, the Company requested a hearing before the Panel to appeal such determination and the hearing occurred on December 12, 2024 (the “Hearing”).

On January 10, 2025, the Company received a decision (the “January Letter”) from the Panel granting the Company’s request for continued listing on the Nasdaq Capital Market, subject to the Company demonstrating compliance with the Stockholders’ Equity Requirement, including the achievement of interim milestones as follows: (i) on or before April 14, 2025, the Company must file a public disclosure describing any transactions undertaken by the Company to increase its equity and providing an indication of its equity following those transactions; and (ii) on or before April 14, 2025, the Company must provide the Staff with an update on its fundraising plans, updated income projections for the next 12 months, with all underlying assumptions clearly stated, and a description of how the Company intends to achieve, if necessary, and maintain compliance with the Minimum Bid Price Requirement. For more information on such decision, please see the Current Report on Form 8-K filed by the Company with the SEC on January 13, 2025.

Additional Information

For additional information related to our business and operations, including the patents obtained and patent applications submitted for, each of our products described above, please refer to the reports incorporated herein by reference, including our Annual Report on Form 10-K for the year ended December 31, 2024 as described under the caption “Incorporation of Documents by Reference” on page S-17 of this prospectus supplement.

Corporate Information

We were incorporated under the laws of the state of Delaware in February 2005. Our principal executive offices are located at 7800 Susquehanna Street, Suite 505, Pittsburgh, PA 15208, and our telephone number is (412) 894-1853. We have approximately 2,000 square feet of combined laboratory, office and warehouse space at our principal executive offices that we use in our research and development efforts. Our corporate website address is www.lipella.com. The information contained on, connected to or that can be accessed via our website is not part of this prospectus supplement. We have included our website address in this prospectus supplement as an inactive textual reference only and not as an active hyperlink.

Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, are available free of charge through the investor relations page of our internet website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). An emerging growth company may take advantage of relief from certain reporting requirements and other burdens that are otherwise applicable generally to public companies. These provisions include:

●       reduced obligations with respect to financial data;

●       an exception from compliance with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”);

●       reduced disclosure about our executive compensation arrangements in our periodic reports, proxy statements and registration statements; and

●       exemptions from the requirements of holding non-binding advisory votes on executive compensation or golden parachute arrangements.

We may take advantage of these provisions for up to five years following our December 2022 initial public offering (our “IPO”) or such earlier time that we no longer qualify as an emerging growth company. We would cease to be an emerging growth company upon the earliest of:

●       the last day of the fiscal year on which we have $1.235 billion or more in annual revenue,

●       the date on which we become a “large accelerated filer” (i.e., as of our fiscal year end, the total market value of our common equity securities held by non-affiliates is $700 million or more as of June 30),

●       the date on which we issue more than $1.0 billion of non-convertible debt over a three-year period, or

●       the last day of our fiscal year following the fifth anniversary of the date of the completion of our IPO.

 We may choose to take advantage of some but not all of these reduced reporting burdens.

In addition, under the JOBS Act, emerging growth companies can take advantage of an extended transition period and delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to use this extended transition period and, as a result, we will adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required for private companies. If we were to subsequently elect instead to comply with public company effective dates, such election would be irrevocable pursuant to the JOBS Act.

Also, we are a “smaller reporting company” (and may continue to qualify as such even after we no longer qualify as an emerging growth company). For as long as we qualify as a “smaller reporting company,” we may provide reduced disclosure in the public filings that we make with the SEC than larger public companies, such as the inclusion of only two years of audited financial statements and only two years of management’s discussion and analysis of financial condition and results of operations disclosure.

As a result of qualifying as an emerging growth company and a smaller reporting company, to the extent we take advantage of the allowable reduced reporting burdens, the information that we provide to our stockholders may be different than what you might receive from other public reporting companies in which you hold equity interests.

THE OFFERING

Common Stock Offered in This Offering	Shares of our common stock having an aggregate offering price of up to $2,641,881.

Common Stock Outstanding Before This Offering	2,548,811 shares.

Common Stock to be Outstanding After This Offering

3,605,563 shares, assuming sales at a price of $2.50 per share, which was the closing price of our common stock on Nasdaq on April 3, 2025. The actual number of shares issued will vary depending on the sales price under this offering.

Plan of Distribution

An “at the market offering” that may be made from time to time through Wainwright as sales agent or principal. See “Plan of Distribution” on page S-14 of this prospectus supplement for more information.

Use of Proceeds	We currently intend to use the net proceeds from this offering for working capital and general corporate purposes. See “Use of Proceeds” on page S-11.

Risk Factors	Investing in our shares of common stock involves a high degree of risk. Before you decide to invest in our common stock, you should carefully read this prospectus supplement in its entirety and carefully consider the risks and uncertainties described in “Risk Factors” beginning on page S-7 of this prospectus supplement, beginning on page 8 of the accompanying base prospectus and page 23 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as such risk factors may be amended, updated or modified periodically in our reports filed with the SEC, and the financial data and related notes and the reports incorporated by reference herein and therein.

Nasdaq Capital Market Symbol	“LIPO”.

The number of shares of common stock to be outstanding immediately after this offering is based on 2,548,811 shares of our common stock outstanding as of April 3, 2025 and excludes the following outstanding securities as of such date:

●	134,750 shares of our common stock issuable upon the exercise of stock options outstanding under our 2008 Stock Incentive Plan, having an exercise price of $10.00, all of which are fully vested;

●	226,874 shares of our common stock issuable upon the exercise of stock options outstanding under our Amended and Restated 2020 Stock Incentive Plan, having exercise prices ranging from $6.16 to $40.00, with a weighted-average exercise price of $25.53 per share, all of which are fully vested;

●	372,990 shares of common stock issuable upon the exercise of fully exercisable warrants having exercise prices ranging from $1.00 to $40.00 per share, with a weighted average exercise price of $8.12 per share;

●	4,921,483 shares of common stock issuable upon conversion of outstanding shares of Series B Preferred Stock, which includes 3,333,319 shares of common stock issuable upon conversion of Series B Preferred Stock issuable upon the exercise of the Warrants; and

●	536,959 shares of common stock issuable upon conversion of outstanding shares of Series C Preferred Stock.

RISK FACTORS

Investing in our shares of common stock involves a high degree of risk. You should carefully consider the risks, uncertainties and other factors described in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed or will filed with the SEC, and in other documents incorporated by reference to our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and all other information contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus, including our consolidated financial statements and the related notes, before investing in our common stock. If any of these risks materialize, our business, financial condition or results of operations could be materially harmed. In that case, the trading price of our common stock could decline, and you may lose some or all of your investment. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us, or that we currently deem immaterial, may also impair our business operations. If any of these risks were to occur, our business, financial condition, or results of operations would likely suffer. In that event, the trading price of our common stock could decline, and you could lose all or part of your investment.

Risks Related to this Offering

We have been notified by Nasdaq of our failure to comply with certain continued listing requirements and, if we are unable to regain compliance with all applicable continued listing requirements and standards of Nasdaq, our common stock could be delisted from the Nasdaq Capital Market.

Our common stock is currently listed on the Nasdaq Capital Market. In order to maintain that listing, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, minimum share price, and certain corporate governance requirements.

As disclosed in our Current Report on Form 8-K filed with the SEC on April 19, 2024, we received a written notification from the Staff on April 17, 2024 notifying us that we were not in compliance with the Minimum Bid Price Requirement because the closing bid price of our common stock was below $1.00 per share for the previous thirty (30) consecutive business days. As disclosed in our Current Report on Form 8-K filed with the SEC on August 23, 2024, we received a letter from the Staff on August 21, 2024 stating that we were not in compliance with the Stockholders’ Equity Requirement. We reported stockholders’ equity of $1,703,798 in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, and, as a result, we were not in compliance with such requirement.

As disclosed in our Current Report on Form 8-K filed with the SEC on October 18, 2024, the Staff notified us on October 16, 2024 that it would delist the common stock from the Nasdaq Capital Market, and in response, we timely requested an appeal of such notice to the Panel. We received a written communication from the Staff advising us that we had regained compliance with the Minimum Bid Price Requirement as of November 26, 2024, and we presented in front of the Panel at the Hearing on December 12, 2024. As disclosed in the Current Report on Form 8-K filed by the Company with the SEC on January 13, 2025, the Panel notified us via the January Letter that it had granted the Company’s request for continued listing on the Nasdaq Capital Market, subject to the Company demonstrating compliance with the Stockholders’ Equity Requirement, including the achievement of interim milestones as follows: (i) on or before April 14, 2025, the Company must file a public disclosure describing any transactions undertaken by the Company to increase its equity and providing an indication of its equity following those transactions; and (ii) on or before April 14, 2025, the Company must provide the Staff with an update on its fundraising plans, updated income projections for the next 12 months, with all underlying assumptions clearly stated, and a description of how the Company intends to achieve, if necessary, and maintain compliance with the Minimum Bid Price Requirement.

There can be no assurances that we will be able to comply with all of the obligations placed on us by the Panel pursuant to the January Letter, and, assuming that we are able to comply with such obligations, that we will be able to continue to comply with all applicable Nasdaq listing requirements now or in the future, including the Stockholders’ Equity Requirement or the Minimum Bid Price Requirement. If we fail to meet all of the conditions listed in the January Letter, our common stock may be delisted from the Nasdaq Capital Market. Additionally, assuming that we are able to comply with all such obligations, if we fail to comply with all applicable Nasdaq continued listing standards now or in the future, our common stock may be subject to delisting from the Nasdaq Capital Market.

In the event that our common stock is delisted from the Nasdaq Capital Market, as a result of our failure to comply with the obligations in the January Letter, our failure to comply with the Stockholders’ Equity Requirement or due to our failure to continue to comply with any other requirement for continued listing on the Nasdaq Capital Market, and our common stock is not eligible for listing on another exchange, trading in the shares of our common stock could be conducted in the over-the-counter market or on an electronic bulletin board established for unlisted securities such as the Pink Market or another over-the-counter market operated by the OTC Markets Group Inc. In such event, it could become more difficult to dispose of, or obtain accurate price quotations for, our common stock, and it would likely be more difficult to obtain coverage by securities analysts and the news media, which could cause the price of our common stock to decline further. Also, it may be difficult for us to raise additional capital if we are not listed on a national exchange.

If you purchase securities sold in this offering, you will incur immediate dilution.

Since the price per share of our common stock being offered is higher than the pro forma as adjusted net tangible book value per share of our common stock after giving effect to this offering, you will suffer dilution with respect to the pro forma as adjusted net tangible book value of the shares of common stock you purchase in this offering. Based on an assumed offering price of $2.50 per share (which was the closing price of our common stock on Nasdaq on April 3, 2025) and our pro forma net tangible book value as of December 31, 2024, if you purchase common stock in this offering, you will suffer immediate dilution of $0.24 per share with respect to the net tangible book value of the common stock. You may experience additional dilution upon exercise of the outstanding stock options and other equity awards that may be granted under our equity incentive plans, exercise of outstanding warrants, conversion of outstanding shares of preferred stock and when we otherwise issue additional shares of our common stock. For more information, see “Dilution.”

The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares of our common stock in this offering at different times will likely pay different prices per share, and as a result, may experience different levels of dilution, and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and number of shares sold in this offering. Investors may experience a decrease in the value of the shares of our common stock that they purchase in this offering as a result of sales made at prices lower than the prices that they paid.

We will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management may not apply the net proceeds from this offering in ways that ultimately increase the value of your investment. The failure by our management to apply these funds effectively could harm our business. These investments may not yield a favorable return to our stockholders.

A large number of shares of common stock may be sold in the market as a result of this offering, which may significantly depress the market price of our common stock.

The shares of common stock sold in the offering will be freely tradable without restriction or further registration under the Securities Act. As a result, a substantial number of shares of our common stock may be sold in the public market following this offering.

If there are significantly more shares of common stock offered for sale than buyers are willing to purchase, then the market price of our common stock may decline to a market price at which buyers are willing to purchase the offered common stock and sellers remain willing to sell our common stock. Sales of a substantial number of shares of common stock in the public market following this offering, or the perception that such sales might occur, could depress the market price of our common stock and could impair our ability to raise capital through the sale of our additional equity securities.

The actual number of shares we will issue under the Sales Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver instructions to the Sales Agent to sell shares of our common stock at any time throughout the term of the Sales Agreement. The number of shares of our common stock that are sold through the Sales Agent after our instructions will fluctuate based on a number of factors, including the market price of our common stock during the sales period, the limits we set with the Sales Agent in any instruction to sell shares of our common stock, and the demand for our common stock during the sales period. Because the price per share of each share of our common stock sold will fluctuate during this offering, it is not currently possible to predict the number of shares that will be sold or the gross proceeds to be raised in connection with those sales.

You may experience future dilution as a result of the issuance of future equity offerings by us and other issuances of our common stock or other securities. In addition, future equity offerings and other issuances of our common stock or other securities may adversely affect our common stock price.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for common stock at prices that may not be the same as the price per share as prior issuances of common stock. We may not be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share previously paid by investors, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of common stock or securities convertible into or exercisable for common stock in future transactions may be higher or lower than the prices per share for previous issuances of common stock or securities convertible into or exercisable for common stock paid by certain investors. You will incur dilution upon exercise of any outstanding stock options or warrants, conversion of outstanding shares of preferred stock or upon the issuance of shares of common stock in accordance with our equity incentive plans. In addition, any future sales of a substantial number of shares of our common stock in the public market, or the perception that such sales may occur, could adversely affect the price of our common stock. We cannot predict the effect, if any, that market sales of those shares of common stock or the availability of such shares for sale will have on the market price of our common stock.

We do not anticipate paying dividends on our common stock in the foreseeable future.

We currently plan to invest all available funds, including the proceeds from this offering, and future earnings, if any, in the development and growth of our business. We currently do not anticipate paying any cash dividends on our common stock in the foreseeable future. As a result, a rise in the market price of our common stock, which is uncertain and unpredictable, will be your sole source of potential gain in the foreseeable future and you should not rely on an investment in our common stock for dividend income.

The market price and trading volume of our common stock may experience rapid and substantial volatility, which could cause purchasers of our common stock to incur substantial losses.

The market price of our common stock may fluctuate dramatically, and may decline rapidly, regardless of any developments in our business. Overall, there are various factors, many of which are beyond our control, that could negatively affect the market price of our common stock or result in fluctuations in the price or trading volume of our common stock, including:

●	actual or anticipated variations in our annual or quarterly results of operations, including our earnings estimates and whether we meet market expectations with regard to our earnings;

●	our current inability to pay dividends or other distributions;

●	publication of research reports by analysts or others about us or the industry in which we operate, including the pharmaceutical or biotechnology industry which may be unfavorable, inaccurate, inconsistent or not disseminated on a regular basis;

●	changes in market valuations of similar companies;

●	market reaction to any additional equity, debt or other securities that we may issue in the future, and which may or may not dilute the holdings of our existing stockholders;

●	additions or departures of key personnel;

●	actions by institutional or significant stockholders;

●	short interest in our common stock or our other securities and the market response to such short interest;
●	the dramatic increase in the number of individual holders of our common stock and their participation in social media platforms targeted at speculative investing;

●	speculation in the press or investment community about our company or industries in which we operate;

●	strategic actions by us or our competitors, such as acquisitions or other investments;

●	legislative, administrative, regulatory or other actions affecting our business, our industry, including positions taken by the FDA;

●	investigations, proceedings, or litigation that involve or affect us; and

●	the occurrence of any of the other risk factors included in this prospectus supplement and accompanying base prospectus, as well as the documents incorporated by reference herein and therein; and

●	general market and economic conditions.

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate sales proceeds of up to $2,641,881 from time to time pursuant to this prospectus supplement and the accompanying base prospectus. Because there is no minimum offering amount required as a condition to this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the Sales Agreement with the Sales Agent as a source of financing.

We currently intend to use the net proceeds from this offering for working capital and general corporate purposes. As a result, our management will retain broad discretion in the allocation and use of the net proceeds of this offering, and investors will be relying on the judgment of our management with regard to the use of these net proceeds.

DILUTION

If you invest in our shares of common stock, you will experience immediate and substantial dilution to the extent of the difference between the amount per share paid in this offering and the net tangible book value per share of our common stock immediately after the offering.

Our net tangible book value per share is determined by subtracting our total liabilities from our total tangible assets, which is total assets less intangible assets, and dividing this amount by the number of shares of common stock outstanding. The historical net tangible book value of our common stock as of December 31, 2024 was approximately $1,919,452, or $1.59 per share, based on 1,208,919 shares of our common stock outstanding at December 31, 2024.

Our pro forma net tangible book value as of December 31, 2024, was approximately $5,728,527, or approximately $2.25 per share, on a pro forma basis to give effect to the issuance of (i) 46,025 shares of our Series B Preferred Stock; (ii) 536,959 shares of our Series C Preferred Stock; (iii) common stock purchase warrants to Spartan to purchase up to 158,817 shares of our common stock (the “Placement Agent Warrants”); (iv) Warrants exercisable for up to 72,000 shares of Series B Preferred Stock; (iv) 1,275,190 shares of common stock upon conversion of certain shares of previously issued Series B Preferred Stock and Series C Preferred Stock; and (v) 64,702 shares of common stock upon exercise of certain previously issued Placement Agent Warrants.

After giving effect to the issuance and sale in this offering of 1,056,752 shares of common stock at the assumed offering price of $2.50 per share (which was the closing price of our common stock on Nasdaq on April 3, 2025), after deducting the estimated Sales Agent’s fees and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value on December 31, 2024, would have been approximately $8,141,152 or $2.26 per share. This represents an immediate increase in the net tangible book value of $0.01 per share attributable to this offering and an immediate dilution of $0.24 per share to the new investors in this offering.

The following table illustrates the immediate dilution to new investors:

Assumed offering price per share		$2.50
Historical net tangible book value per share on December 31, 2024	$1.59
Pro forma net tangible book value per share on December 31, 2024	2.25
Increase in pro forma net tangible book value per share attributable to this offering	0.01
Pro forma as adjusted net tangible book value per share as of December 31, 2024, after giving effect to this offering		2.26
Dilution per share to new investors in this offering		$0.24

The foregoing discussion and table do not take into account further dilution to the new investor that could occur upon the exercise of outstanding options or warrants or upon the conversion of outstanding shares of Series B Preferred Stock and Series C Preferred Stock. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

The above discussion and table are based on 1,208,919 shares of our common stock outstanding as of December 31, 2024, respectively, and excludes the following securities outstanding on December 31, 2024:

●	134,750 shares of our common stock issuable upon the exercise of stock options outstanding under our 2008 Stock Incentive Plan, having an exercise price of $10.00, all of which are fully vested;

●	226,874 shares of our common stock issuable upon the exercise of stock options outstanding under our Amended and Restated 2020 Stock Incentive Plan, having exercise prices ranging from $6.16 to $40.00, with a weighted-average exercise price of $25.53 per share, all of which are fully vested;

●	214,177 shares of common stock issuable upon the exercise of fully exercisable warrants having exercise prices ranging from $6.20 to $40.00 per share, with a weighted average exercise price of $8.12 per share;

●	972,149 shares of common stock issuable upon conversion of shares of Series B Preferred Stock; and

●	303,041 shares of common stock issuable upon conversion of shares of Series C Preferred Stock.

DESCRIPTION OF THE SECURITIES THAT WE ARE OFFERING

We are offering up to 1,056,752 shares of common stock at an assumed offering price of $2.50 per share, which was the closing price of our common stock on Nasdaq on April 3, 2025, for aggregate gross proceeds of $2,641,881. The following description of our shares of common stock summarizes the material terms and provisions thereof.

Common Stock

For a description of the rights associated with the common stock, see “Description of Capital Stock” in the accompanying base prospectus. Our common stock is listed on the Nasdaq Capital Market under the symbol “LIPO.” The transfer agent for the common stock is Nevada Agency and Transfer Company.

PLAN OF DISTRIBUTION

We have entered into the Sales Agreement, dated as of April 4, 2025, under which we may offer and sell shares of our common stock from time to time through Wainwright as the Sales Agent. Pursuant to this prospectus supplement and the accompanying base prospectus, from time to time we may offer and sell shares of our common stock having an aggregate gross sales price of up to $2,641,881.

The Sales Agreement provides that sales of our common stock, if any, under this prospectus supplement and the accompanying base prospectus may be made in sales deemed to an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act, including sales made directly on or through the Nasdaq Capital Market, the existing trading market for our common stock, or any other existing trading market in the United States for our common stock, sales made to or through a market maker other than on an exchange or otherwise, directly to the Sales Agent as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or in any other method permitted by law.

Wainwright will offer shares of our common stock at prevailing market prices subject to the terms and conditions of the Sales Agreement as agreed upon by us and Wainwright. We will designate the number of shares which we desire to sell, the time period during which sales are requested to be made, any limitation on the number of shares that may be sold in one day and any minimum price below which sales may not be made. Subject to the terms and conditions of the Sales Agreement, Wainwright will use its commercially reasonable efforts and applicable laws and regulations to sell on our behalf all of the shares requested to be sold by us. We or Wainwright may suspend the offering of the shares of common stock being made through Wainwright under the Sales Agreement at any time upon proper notice to the other party.

Settlement for sales of common stock will occur on the first trading day, or any such shorter settlement cycle as may be in effect under Exchange Act Rule 15c6-1 from time to time, following the date on which any sales are made, or on some other date that is agreed upon by us and Wainwright in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our shares of our common stock as contemplated in this prospectus supplement and the accompanying base prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and Wainwright may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay Wainwright a cash commission of 3.0% of the gross sales price of the shares of our common stock that Wainwright sells pursuant to the Sales Agreement. Because there is no minimum offering amount required as a condition to this offering, the actual total offering amount, commissions and proceeds to us, if any, are not determinable at this time. Pursuant to the terms of the Sales Agreement, we agreed to reimburse Wainwright for the fees and costs of its legal counsel reasonably incurred in connection with entering into the transactions contemplated by the Sales Agreement in an amount not to exceed $100,000 in the aggregate, in addition to up to a maximum of $3,500 per due diligence update session conducted in connection with the filing of our Quarterly Reports on Form 10-Q and a maximum of $5,000 per due diligence update session conducted in connection with the filing of our Annual Reports on Form 10-K, for Wainwright’s counsel’s fees and any incidental expenses to be reimbursed by us. We will report at least quarterly the number of shares of our common stock sold through Wainwright under the Sales Agreement, the net proceeds to us and the compensation paid by us to Wainwright in connection with the sales of shares of our common stock.

In connection with the sales of shares of our common stock on our behalf, Wainwright will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to Wainwright will be deemed to be underwriting commissions or discounts. We have agreed in the Sales Agreement to provide indemnification and contribution to Wainwright against certain liabilities, including liabilities under the Securities Act.

We have also granted Wainwright a right of first refusal to act as the exclusive financial advisor, sole book-running manager, sole underwriter or sole placement agent, as applicable, for future strategic transactions, financing or refinancing of indebtedness or public or private offering of equity, equity-linked or debt securities by us or any of our subsidiaries following the date of the ATM Agreement and until the 12-month anniversary of date of this prospectus supplement, subject to FINRA Rule 5110(g)(6)(A).

The offering of our shares of our common stock pursuant to this prospectus supplement will terminate upon the earlier of the sale of all of the shares of our common stock provided for in this prospectus supplement or termination of the Sales Agreement as permitted therein.

To the extent required by Regulation M, Wainwright will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement.

Wainwright and certain of its affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. Wainwright and such affiliates may in the future receive customary fees and expenses for these transactions. In addition, in the ordinary course of its various business activities, Wainwright and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Wainwright or its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

This prospectus supplement and the accompanying base prospectus may be made available in electronic format on a website maintained by Wainwright, and Wainwright may distribute this prospectus supplement and the accompanying base prospectus electronically.

The foregoing does not purport to be a complete statement of the terms and conditions of the Sales Agreement. A copy of the Sales Agreement will be filed as an exhibit to our Current Report on Form 8-K, to be filed with the SEC, and such agreement shall be incorporated by reference into the registration statement of which this prospectus supplement forms a part. See “Where You Can Find More Information” in this prospectus supplement for more information.

LEGAL MATTERS

The validity of the common stock being offered under this prospectus supplement by us will be passed upon for us by Sullivan & Worcester LLP of New York, New York. Ellenoff Grossman & Schole LLP, New York, New York, is counsel to the Sales Agent in connection with this offering.

EXPERTS

The financial statements of Lipella Pharmaceuticals Inc. as of December 31, 2024 and 2023 and for each of the two years in the period ended December 31, 2024, incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024, have been so incorporated in reliance on the report of Urish Popeck & Co., LLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s website at www.sec.gov.

This prospectus supplement and the accompanying base prospectus are only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and therefore omit certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus supplement and the accompanying base prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the public reference room or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

We also maintain a website at https://www.lipella.com, through which you can access our SEC filings. The information set forth on our website is not part of this prospectus supplement or the accompanying base prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and accompanying base prospectus. Information in this prospectus supplement supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement.

We incorporate by reference into this prospectus supplement, accompanying base prospectus and the registration statement of which this prospectus supplement and accompanying base prospectus is a part the information or documents listed below that we have filed with the SEC:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 28, 2025;

●

our Current Reports on Form 8-K filed with the SEC on January 6, 2025, January 13, 2025, February 11, 2025, February 24, 2025, March 3, 2025, March 11, 2025 and March 18, 2025 (except in each case for information contained therein which is furnished rather than filed); and

●	(i) our registration statement on Form 8-A12B filed with the SEC on December 19, 2022, including any amendments or reports filed for the purpose of updating such description, and (ii) Exhibit 4.2 — Description of Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934, to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 28, 2025.

All documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any report or documents that is not deemed filed under such provisions, on or after the date of this prospectus supplement until the termination of this offering shall be deemed incorporated by reference in this prospectus supplement and the accompanying base prospectus and to be a part of this prospectus supplement from the date of filing of those documents.

We will provide to each person, including any beneficial owner, to whom a copy of this prospectus supplement and accompanying base prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus supplement and accompanying base prospectus but not delivered with this prospectus supplement and accompanying base prospectus (other than the exhibits to such documents which are not specifically incorporated by reference therein); we will provide this information upon written or oral request at no cost to the requester. You may request this information by contacting our corporate headquarters at the following address: at 7800 Susquehanna St., Suite 505, Pittsburgh, PA 15208, Attn: Finance Department, or by calling (412) 894-1853.

Copies of these filings are also available through the “Investor Relations” section of our website at https://www.lipella.com. For other ways to obtain a copy of these filings, please refer to “Where You Can Find More Information” above.

In accordance with Rule 412 of the Securities Act, any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

PROSPECTUS

Lipella Pharmaceuticals Inc.

$50,000,000

Common Stock

Preferred Stock

Warrants

Debt Securities
Convertible Debt Securities

Rights

Units

Lipella Pharmaceuticals Inc. (the “Company”, “we”, “us” or “our”) may offer and sell, from time to time in one or more offerings, any combination of our common stock, par value $0.0001 per share (the “Common Stock”), preferred stock, par value $0.0001 per share (“preferred stock”), debt securities, including debt securities convertible into shares of Common Stock or other Company securities in any combination thereof, rights to purchase shares of Common Stock or other Company securities in any combination thereof, warrants to purchase shares of Common Stock or other Company securities in any combination thereof or units consisting of shares of Common Stock or other Company securities in any combination thereof having an aggregate offering price not exceeding $50,000,000. Our preferred stock, warrants, convertible debt securities, rights and units may be convertible, exercisable or exchangeable for shares of Common Stock or other of our securities, and such securities have not been approved for listing on any market or exchange, and we have not made any application for such listing.

This prospectus provides you with a general description of the Common Stock that we may offer as well as other securities that we may offer. A prospectus supplement containing specific information about the terms of the securities being offered and the offering, including the compensation of any underwriter, agent or dealer, will accompany this prospectus to the extent required. Any prospectus supplement may also add, update or change information contained in this prospectus. If information in any prospectus supplement is inconsistent with the information in this prospectus, then the information in that prospectus supplement will apply and will supersede the information in this prospectus. You should read this prospectus and any such prospectus supplement, as well as the documents incorporated by reference or deemed to be incorporated by reference into this prospectus, carefully before you invest in any securities.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters, dealers or through a combination of these methods, including on a continuous or delayed basis. For additional information on the methods of sale, see the section entitled “Plan of Distribution” in this prospectus. We will also describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement, including any applicable fees, commissions, discounts or over-allotment options. The price to the public of such securities and the net proceeds we expect to receive from any such sale will also be included in such prospectus supplement.

Our Common Stock is currently listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “LIPO”. On January 31, 2024, the last reported sale price of our Common Stock on Nasdaq was $1.00. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on Nasdaq or any other securities market or other securities exchange of the securities covered by such prospectus supplement.

The aggregate market value of our outstanding Common Stock held by non-affiliates is $5,141,833, based on 6,053,956 shares of outstanding Common Stock on January 31, 2024, of which 4,632,282 shares are held by non-affiliates, and a per share price of $1.11, which is the closing sale price of our Common Stock on December 5, 2023. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our Common Stock in a public primary offering with a value that exceeds more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. During the previous 12 calendar months prior to and including the date of this prospectus, we have not offered any of our securities pursuant to General Instruction I.B.6 of Form S-3.

We are an “emerging growth company” as the term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as such, have elected to comply with certain reduced public company reporting requirements for this and future filings.

Investing in our securities involves risks. You should carefully review the risks described under the headings “Risk Factors” beginning on page 6 of this prospectus and in the documents which are incorporated by reference herein and contained in the applicable prospectus supplement before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 8, 2024.

You should rely only on the information contained in this prospectus and any accompanying prospectus supplement or incorporated by reference in these documents. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. If anyone provides you with different, inconsistent or unauthorized information or representations, you must not rely on them. This prospectus and any accompanying prospectus supplement are an offer to sell only the securities offered by these documents, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus or any prospectus supplement is current only as of the date on the front of those documents.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. By using a shelf registration statement, we may, from time to time, offer shares of Common Stock; and we may offer shares of our preferred stock, debt securities, convertible debt securities, warrants for such securities, rights to purchase our securities, and/or units that include any of these securities, in one or more offerings from time to time, having an aggregate offering price of up to $50,000,000.

This prospectus provides you with a general description of the securities that we may offer. Each time we offer securities under this prospectus, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement also may add, update or change information contained in this prospectus. You should read carefully both this prospectus, including the section entitled “Risk Factors,” and any prospectus supplement, together with the additional information described below under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference”.

In addition, this prospectus does not contain all of the information provided in the registration statement that we filed with the SEC. For further information, we refer you to the registration statement of which this prospectus forms a part, including all filings and documents incorporated by reference herein and therein, including the applicable exhibits to such registration statement. Such registration statement, filings and documents can be read on the SEC’s website mentioned below under the heading “Where You Can Find More Information”. Statements contained in this prospectus and any prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of such matters.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus may not be used to consummate a sale of our securities unless it is accompanied by a prospectus supplement.

In such registration statement and this prospectus forming a part thereof, we refer to Lipella Pharmaceuticals Inc. as “we,” “us,” “our” “LIPO,” and the “Company”, unless we specifically state otherwise or the context indicates otherwise.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, the applicable prospectus supplement, any amendment and the information incorporated by reference into this prospectus, including the sections entitled “Risk Factors,” contain “forward-looking statements” within the meaning of Section 21(E) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”). These forward-looking statements include, without limitation: statements regarding our business, strategies, products, future results and events and financial performance, and other similar expressions concerning matters that are not historical facts. Words such as “may,” “will,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes” and “estimates,” and variations of such terms or similar expressions, are intended to identify such forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or our management’s good faith belief as of that time with respect to future events. Our actual results may differ materially from those expressed in, or implied by, the forward-looking statements due to a number of factors including, but not limited to, those set forth under the heading “Risk Factors” in this prospectus, as well as other risks discussed in documents that we file with the SEC.

Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. You should review our subsequent reports filed with the SEC described in the sections of this prospectus and the applicable prospectus supplement, and any amendments thereto, entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference,” all of which are accessible on the SEC’s website at www.sec.gov.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference into this prospectus. This summary does not contain all of the information that you should consider before investing in our Common Stock or in any of our other securities. You should carefully read the entire registration statement of which this prospectus forms a part, all amendments and prospectus supplements thereto, and our other filings with the SEC, including the following sections, which are either included herein and/or incorporated by reference herein, “Risk Factors,” “Special Note Regarding Forward-Looking Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and the related notes incorporated by reference herein and therein, before making a decision about whether to invest in any of our securities.

Our Business

Overview

We are a clinical-stage biotechnology company focused on developing new drugs by reformulating the active agents in existing generic drugs and optimizing these reformulations for new applications. We believe that this strategy combines many of the cost efficiencies and risk abatements derived from using existing generic drugs with potential patent protections for our proprietary formulations; this strategy allows us to expedite, protect, and monetize our product candidates. Additionally, we maintain a therapeutic focus on diseases with significant, unaddressed morbidity and mortality where no approved drug therapy currently exists. We believe that this focus can potentially help reduce the cost, time and risk associated with obtaining marketing approval.

Consistent with our strategy, the initial indication that we are currently addressing (via development of our product candidate, which we have designated as “LP-10”) is hemorrhagic cystitis (“HC”), which is chronic, uncontrolled urinary blood loss that results from certain chemotherapies (such as alkylating agents) or pelvic radiation therapy (also called “radiation cystitis”). Many radiation cystitis patients experience severe morbidity (and in some cases, mortality), and currently, there is no therapy for their condition approved by the U.S. Food and Drug Administration (“FDA”), or, to our knowledge, any other regulatory body. LP-10 is the development name of our reformulation of tacrolimus (an approved generic active agent) specifically optimized for topical deposition to the internal surface of the urinary bladder lumen using a proprietary drug delivery platform that we have developed and that we refer to as our metastable liposome drug delivery platform (our “Platform”). We are developing LP-10 and our Platform to be, to our knowledge, the first drug candidate and drug delivery technology that could be successful in treating cancer survivors who acquire HC. We have been granted orphan drug” designation by the FDA for LP-10 in the treatment of moderate to severe HC. LP-10 has been evaluated in a multi-center Phase 2a dose escalation trial of 13 subjects with moderate to severe refractory HC, obtaining positive top line results demonstrating safety and efficacy, short duration of systemic uptake of LP-10, and a dose response including decreased hematuria, decreased cystoscopic bleeding and ulceration sites, and improved urinary symptoms in patients. We intend to conduct a Phase-2b trial for LP-10 involving 36 subjects in a double-blind, placebo-controlled study, focusing on the treatment’s impact on gross hematuria.

In a second program, we are developing a product candidate, which we have designated “LP-310” and which employs a formulation similar to LP-10, for the treatment of oral lichen planus (“OLP”). OLP is a chronic, T-cell-mediated, autoimmune oral mucosal disease, and LP-310 contains tacrolimus which inhibits T-lymphocyte activation. Symptoms of OLP include painful burning sensations, bleeding and irritation with tooth brushing, painful, thickened patches on the tongue, and discomfort when speaking, chewing or swallowing. These symptoms frequently cause weight loss, nutritional deficiency, anxiety, depression, and scarring from erosive lesions. OLP can also be a precursor to cancer, predominately squamous cell carcinoma, with a malignant transformation rate of approximately one percent. LP-310 is the development name of our oral, liposomal formulation of tacrolimus (the same approved generic active agent in LP-10) specifically optimized for local delivery to oral mucosa. We believe that our approach of using metastable liposomal tacrolimus as a treatment for OLP is novel. To date, upon review of relevant FDA public data resources on approved drugs and biologics, we are not aware of any other liposomal products developed to treat such disease. We recently received FDA investigational new drug (“IND”) approval for a 12-subject, multicenter, phase-2a clinical trial with a dose escalation design. We also recently were granted “orphan drug” designation by the FDA for LP-310 in the treatment of moderate to severe HC.

Our Platform includes proprietary drug delivery technologies optimized for use with epithelial tissues that coat lumenal surfaces, such as the colon, the various tissues lining the mouth and esophagus and the tissues lining the bladder and urethra. The Company has two issued patents in the United States that should exclude competitors from making, selling or using our LP-10 and LP-310 formulations in the United States until July 11, 2035. We also have issued patents in Australia, Canada, and Europe that do not expire until October 22, 2034. Corresponding patent applications are pending in the United States Patent Offices. We also have a pending United States patent application on an improvement to the technology.

Since our inception in 2005, we have focused primarily on business planning and progressing our lead product candidates, including progressing LP-10 through clinical development, raising capital, organizing and staffing the Company.

Corporate Information and Where You Can Find Us

We were incorporated under the laws of the state of Delaware in February 2005. Our principal executive offices are located at 7800 Susquehanna Street, Suite 505, Pittsburgh, PA 15208, and our telephone number is (412) 894-1853. We have approximately 6,000 square feet of combined laboratory, office and warehouse space at our principal executive offices that we use in our research and development efforts, including a sterile pharmaceutical pilot plant for manufacturing liposomal and other formulations, as well as relevant analytical facilities. Our corporate website address is www.lipella.com. The information contained in, or accessible through, our website is not incorporated by reference into this prospectus or the registration of which it forms a part, or any prospectus supplements thereto, and is intended for informational purposes only. You should not consider such website information to be a part of the registration statement of which this prospectus forms a part.

Implications of Being an Emerging Growth and Smaller Reporting Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). An emerging growth company may take advantage of relief from certain reporting requirements and other burdens that are otherwise applicable generally to public companies. These provisions include:

●       reduced obligations with respect to financial data;

●       an exception from compliance with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”);

●       reduced disclosure about our executive compensation arrangements in our periodic reports, proxy statements and registration statements; and

●       exemptions from the requirements of holding non-binding advisory votes on executive compensation or golden parachute arrangements.

We may take advantage of these provisions for up to five years following our December 2022 initial public offering (our “IPO”) or such earlier time that we no longer qualify as an emerging growth company. We would cease to be an emerging growth company upon the earliest of:

●       the last day of the fiscal year on which we have $1.235 billion or more in annual revenue,

●       the date on which we become a “large accelerated filer” (i.e., as of our fiscal year end, the total market value of our common equity securities held by non-affiliates is $700 million or more as of June 30),

●       the date on which we issue more than $1.0 billion of non-convertible debt over a three-year period, or

●       the last day of our fiscal year following the fifth anniversary of the date of the completion of our IPO.

We may choose to take advantage of some but not all of these reduced reporting burdens.

In addition, under the JOBS Act, emerging growth companies can take advantage of an extended transition period and delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to use this extended transition period and, as a result, we will adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required for private companies. If we were to subsequently elect instead to comply with public company effective dates, such election would be irrevocable pursuant to the JOBS Act.

Also, we are a “smaller reporting company” (and may continue to qualify as such even after we no longer qualify as an emerging growth company). For as long as we qualify as a “smaller reporting company,” we may provide reduced disclosure in the public filings that we make with the SEC than larger public companies, such as the inclusion of only two years of audited financial statements and only two years of management’s discussion and analysis of financial condition and results of operations disclosure.

As a result of qualifying as an emerging growth company and a smaller reporting company, to the extent we take advantage of the allowable reduced reporting burdens, the information that we provide to our stockholders may be different than what you might receive from other public reporting companies in which you hold equity interests.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should consider carefully the risks and uncertainties described herein and in “Risk Factors” in our most recently filed Annual Report on Form 10-K filed with the SEC, in each case as these risk factors are amended or supplemented by subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K that have been or will be incorporated by reference in this prospectus and each prospectus supplement thereto. The prospectus supplement relating to a particular offering of our securities may also discuss certain risks of investing in that offering. The risks incorporated herein by reference and set forth or incorporated by reference in any prospectus supplement are those which we believe are the material risks that we face. The occurrence of any of such risks may materially and adversely affect our business, financial condition, results of operations and future prospects. In such an event, the market price of our Common Stock could decline, the value of any other securities we may issue could decline, and you could lose part or all of your investment.

USE OF PROCEEDS

We cannot assure you that we will receive any proceeds in connection with securities offered by us pursuant to this prospectus. Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, which may include, among other things, working capital, capital expenditures, product development, marketing activities, acquisitions of new technologies and investments, repayment of debt and repurchases and redemptions of securities.

We will set forth in the applicable prospectus supplement our intended use for the net proceeds received from the sale of any securities by us. The precise amount and timing of the application of these proceeds will depend on our funding requirements and the availability and costs of other funds. Accordingly, we will retain broad discretion over the use of such proceeds. Pending the application of any net proceeds, we intend to invest the net proceeds generally in short-term, investment grade, interest-bearing securities.

THE SECURITIES THAT WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize all of the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of such securities may differ from the terms that we have summarized below. We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which such securities will be listed.

We may sell from time to time, in one or more offerings:

●	shares of our Common Stock;
●	shares of our preferred stock;
●	debt securities;
●	warrants to purchase shares of our Common Stock, preferred stock or debt securities;
●	rights to purchase shares of our Common Stock, preferred stock or other securities; and/or
●	units consisting of any of the securities listed above.

The terms of any securities that we offer will be determined at the time of sale. We may issue securities that are exchangeable or exercisable for Common Stock or any of the other securities that may be sold under this prospectus. When particular securities are offered, a supplement to this prospectus will be filed with the SEC, which will describe the terms of the offering and sale of such securities.

DESCRIPTION OF CAPITAL STOCK

General

The following summary description sets forth some of the general terms and provisions of our capital stock. Because this is a summary description, it does not contain all of the information that may be important to you. For a more detailed description of our capital stock, you should refer to the applicable provisions of the General Corporation Law of the State of Delaware (“DGCL”), as well as our second amended and restated articles of incorporation, as amended (“Charter”), and our second amended and restated bylaws (“Bylaws”), each as in effect at the time of any offering conducted pursuant to the registration statement of which this prospectus forms a part. Copies of our Charter and our Bylaws are filed as exhibits to the documents incorporated by reference into the registration statement of which this prospectus forms a part.

Our Authorized Capital Stock

Under our Charter, we are authorized to issue 220,000,000 shares of capital stock consisting of (a) 200,000,000 shares of Common Stock, par value $0.0001 per share, and (b) 20,000,000 shares of “blank check” preferred stock, par value $0.0001 per share. As of January 31, 2024, there were 6,053,956 shares of Common Stock issued and outstanding and no shares of such preferred stock issued and outstanding.

Common Stock

Voting Rights. Each share of our Common Stock entitles the owner to one vote. There is no cumulative voting. A simple majority can elect all of the directors at a given meeting, and the minority would not be able to elect any director at that meeting.

Dividend Rights. Each share of our Common Stock is entitled to receive an equal dividend, if one is declared. We cannot provide any assurance that we will declare or pay cash dividends on our Common Stock in the future. Any future determination to declare cash dividends will be made at the discretion of our Board, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our Board may deem relevant. Our Board may determine it to be necessary to retain future earnings (if any) to finance our growth. See “Risk Factors.”

Liquidation. If the Company is liquidated, then assets that remain (if any) after the creditors are paid and the owners of any securities with liquidation preferences senior to the Common Stock are paid will be distributed to the owners of our Common Stock pro rata.

Preemptive Rights. Owners of our Common Stock have no preemptive rights. We may sell shares of our Common Stock to third parties without first offering such shares to current stockholders.

Redemption Rights. We do not have the right to buy back shares of our Common Stock except in extraordinary transactions, such as mergers and court approved bankruptcy reorganizations. Owners of our Common Stock do not ordinarily have the right to require us to buy their Common Stock. We do not have a sinking fund to provide assets for any buy back.

Conversion Rights. Shares of our Common Stock cannot be converted into any other kind of stock except in extraordinary transactions, such as mergers and court approved bankruptcy reorganizations.

Nonassessability. All outstanding shares of our Common Stock are fully paid and nonassessable.

Listing. Our Common Stock trades on Nasdaq under the symbol “LIPO.”

Preferred Stock

Our Board is authorized to provide by resolution or resolutions from time to time for the issuance, out of the unissued shares of preferred stock, of one or more series of preferred stock, without stockholder approval, by filing a certificate pursuant to the DGCL and any other applicable law of the State of Delaware (the “Preferred Stock Designation”), setting forth such resolution and, with respect to each such series, establishing the number of shares to be included in such series, and fixing the voting powers, full or limited, or no voting power of the shares of such series, and the designation, preferences and relative, participating, optional or other special rights, if any, of the shares of each such series and any qualifications, limitations or restrictions thereof. The powers, designation, preferences and relative, participating, optional and other special rights of each series of preferred stock, and the qualifications, limitations and restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

It is not possible to state the actual effects of any future series of preferred stock upon the rights of holders of the Common Stock because our Board has the power to determine the specific rights of the holders of any future series of preferred stock. Our Board’s authority to issue preferred stock provides a convenient vehicle in connection with possible acquisitions and other corporate purposes, but could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock. Accordingly, the issuance of the preferred stock may be used as an “anti-takeover” device without further action on the part of our stockholders and may adversely affect the holders of the common stock.

Options and Warrants

As of January 31, 2024, there were outstanding Common Stock options entitling the holders to purchase 2,453,000 shares of Common Stock at a weighted average exercise price of $2.73 per share with a weighted average remaining contractual life of 5.13 years, warrants entitling the holders to purchase up to 1,558,467 shares of Common Stock at a weighted average exercise price of $1.76 per share with a weighted average remaining contractual life of 2.68 years and pre-funded warrants to purchase up to 1,065,790 shares of common stock, which do not have an expiration date.

Anti-Takeover Provisions

The provisions of Delaware law and our Charter and our Bylaws could have the effect of delaying, deferring or discouraging another person from acquiring control of the Company. These provisions, which are summarized below, may have the effect of discouraging takeover bids. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Delaware Law

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date on which the person became an interested stockholder unless:

●	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●	the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder: (i) shares owned by persons who are directors and also officers; and (ii) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	at or subsequent to the date of the transaction, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66.67% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction or series of transactions together resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that DGCL Section 203 may also discourage attempts that might result in a premium over the market price for the shares of Common Stock held by stockholders.

Provisions of Our Charter and Bylaws

Our Charter and our Bylaws in effect upon the completion of this offering will include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of our company, including the following:

●	Board of Directors Vacancies. Our Charter and our Bylaws will authorize only our board of directors to fill vacant directorships, including newly created seats, subject to the rights of the holders of any series of preferred stock to elect directors under certain circumstances. In addition, the number of directors constituting our board of directors will be permitted to be set only by a resolution adopted by a majority vote of our entire board of directors. These provisions would prevent a stockholder from increasing the size of our board of directors and then gaining control of our board of directors by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of our board of directors but promotes continuity of management.

●	Stockholder Action; Special Meetings of Stockholders. Our Charter and our Bylaws provide that our stockholders may not take action by written consent, but may only take action at annual or special meetings of our stockholders. As a result, a holder controlling a majority of our capital stock would not be able to amend our Bylaws or remove directors without holding a meeting of our stockholders called in accordance with our Bylaws. Further, our Bylaws and Certificate of Incorporation provide that special meetings of our stockholders may be called only by a majority of our board of directors, the chairman of our board of directors, or our Chief Executive Officer, thus prohibiting a stockholder from calling a special meeting. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take any action, including the removal of directors.

●	Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our Bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. Our Bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders if the proper procedures are not followed. We expect that these provisions might also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of the Company.

●	No Cumulative Voting. The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our Certificate of Incorporation does not provide for cumulative voting.

●	Directors Removed Only for Cause. Our Charter provides that stockholders may remove directors only for cause and only by the affirmative vote of the holders of a majority of our outstanding Common Stock.

●	Amendment of Charter Provisions. Any amendment of the above expected provisions in our Charter requires approval by holders of at least two-thirds of our outstanding Common Stock.

●	Issuance of Undesignated Preferred Stock. Pursuant to our Charter, our board of directors has the authority, without further action by the stockholders, to issue up to 20,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors. The existence of authorized but unissued shares of preferred stock would enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or other means.

●	Choice of Forum. Our Charter and our Bylaws provide that the Court of Chancery of the State of Delaware will be the exclusive forum for: any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty; any action asserting a claim against us arising pursuant to the DGCL, our Charter and our Bylaws; any action to interpret, apply, enforce or determine the validity of our Charter and our Bylaws; or any action asserting a claim against us that is governed by the internal affairs doctrine. Notwithstanding the foregoing, the exclusive forum provision does not apply to suits brought to enforce any liability or duty created by the Securities Act, the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Unless we consent in writing to the selection of an alternative forum, the United States federal district courts shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, Exchange Act or any such other claim for which the federal courts have exclusive jurisdiction. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable.

Transfer Agent

Nevada Agency and Transfer Company is the transfer agent and registrar for our Common Stock. The transfer agent’s address is 50 W Liberty St # 880, Reno, NV 89501, and its telephone number is (775) 322-0626. We intend to issue shares of Common Stock in uncertificated form only, subject to limited circumstances.

DESCRIPTION OF WARRANTS

The following description, together with the additional information that we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. If there are differences between that prospectus supplement and this prospectus, the prospectus supplement will control. Thus, the statements we make in this section may not apply to a particular series of warrants. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement which includes this prospectus.

General

We may issue warrants for the purchase of Common Stock and/or other securities described in this prospectus. We may issue warrants independently or together with Common Stock and/or such other securities, and the warrants may be attached to or separate from any such offered securities.

We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. We may enter into the warrant agreement with a warrant agent. Each warrant agent may be a bank that we select which has its principal office in the United States and a combined capital and surplus sufficient under the laws of any jurisdiction under which it is organized or in which it is doing business, and that is otherwise authorized under such laws to conduct such business and is subject to supervision or examination by federal or state authorities. We may also choose to act as our own warrant agent. We will indicate the name and address of any such warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	the number of shares of Common Stock or other securities purchasable upon the exercise of one warrant and the price at which such shares or other securities may be purchased upon such exercise;

●	the warrant agreement under which the warrants will be issued;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

●	anti-dilution provisions of the warrants, if any;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercising the warrants;

●	the manner in which the warrant agreement and warrants may be modified;

●	the identities of the warrant agent and any calculation or other agent for the warrants;

●	federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants;

●	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of Common Stock purchasable upon such exercise, including the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 p.m. Eastern Time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate, and in the applicable prospectus supplement, the information that the holder of the warrant will be required to deliver to the warrant agent.

Until the warrant is properly exercised, no holder of any warrant will be entitled to any rights of a holder of the securities purchasable upon exercise of the warrant.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights By Holders of Warrants

Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants in accordance with their terms.

Calculation Agent

Calculations relating to warrants may be made by a calculation agent, an institution that we appoint as our agent for this purpose. The prospectus supplement for a particular warrant will name the institution that we have appointed to act as the calculation agent for that warrant as of the original issue date for that warrant. We may appoint a different institution to serve as calculation agent from time to time after the original issue date without the consent or notification of the holders.

The calculation agent’s determination of any amount of money payable or securities deliverable with respect to a warrant will be final and binding in the absence of manifest error.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements, and any claim, controversy or dispute arising under or related to the warrants or warrant agreements, will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF DEBT SECURITIES AND CONVERTIBLE DEBT SECURITIES

The following description, together with the additional information that we include in any applicable prospectus supplement, summarizes the material terms and provisions of the debt securities that may be offered from time to time under this prospectus. We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will generally apply to any future debt securities that may be offered under this prospectus, we will describe the particular terms of any debt securities that may be offered in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms we describe below.

We may issue secured or unsecured debt securities offered under this prospectus, which may be senior, subordinated or junior subordinated, and/or convertible and which may be issued in one or more series. We will issue any new senior debt securities under a senior indenture that we will enter into with a trustee named in such senior indenture. We will issue any subordinated debt securities under a subordinated indenture that we will enter into with a trustee named in such subordinated indenture. We will have filed forms of these documents as exhibits to the registration statement, of which this prospectus is a part. The terms of the debt securities will include those set forth in the applicable indenture, any related supplemental indenture and any related securities documents that are made a part of the indenture by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). You should read the summary below, the applicable prospectus supplement and the provisions of the applicable indenture, any supplemental indenture and any related security documents, if any, in their entirety before investing in our debt securities. We use the term “indentures” to refer to both the senior indentures and the subordinated indentures.

The indentures will be qualified under the Trust Indenture Act. We use the term “trustee” to refer to either a trustee under the senior indenture or a trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of any senior debt securities, any subordinated debt securities and the related indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indentures and any supplemental indenture or related document applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements related to the debt securities that are offered under this prospectus, as well as the complete indentures, that contains the terms of the debt securities. See the information under the heading “Where You Can Find More Information” for information on how to obtain a copy of the appropriate indenture. Except as we may otherwise indicate, the terms of any senior indenture and any subordinated indenture will be identical.

In addition, the material specific financial, legal and other terms as well as any material U.S. federal income tax consequences particular to securities of each series will be described in the prospectus supplement relating to the securities of that series. The prospectus supplement may or may not modify the general terms found in this prospectus and will be filed with the SEC. For a complete description of the terms of a particular series of debt securities, you should read both this prospectus and the prospectus supplement relating to that particular series.

We will describe in the applicable prospectus supplement the terms relating to a series of debt securities, including:

●	title;

●	principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;

●	any limit on the amount that may be issued;

●	whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;

●	maturity date;

●	the principal amount due at maturity, and whether the debt securities will be issued with any original issue discount;

●	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

●	the annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	the terms of the subordination of any series of subordinated debt;

●	the place where payments will be payable;

●	restrictions on transfer, sale or other assignment, if any;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	the date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

●	provisions for a sinking fund, purchase or other analogous fund, if any;

●	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

●	whether the indenture will restrict our ability and/or the ability of our subsidiaries to:

○	incur additional indebtedness;

○	issue additional securities;

○	issue guarantees;

○	create liens;

○	pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;

○	redeem capital stock;

○	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

○	make investments or other restricted payments;

○	sell or otherwise dispose of assets;

○	enter into sale-leaseback transactions;

○	engage in transactions with stockholders and affiliates;

○	issue or sell stock of or sell assets of our subsidiaries; or

○	effect a consolidation or merger;

●	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

●	a discussion of any material or special United States federal income tax considerations applicable to the debt securities;

●	information describing any book-entry features;

●	the procedures for any auction and remarketing, if any;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

●	if other than U.S. dollars, the currency in which the series of debt securities will be denominated and the currency in which principal, premium, if any, and interest will be paid; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to or different than those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms which may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

In addition to the debt securities that may be offered pursuant to this prospectus, we may issue other debt securities in public or private offerings from time to time. These other debt securities may be issued under other indentures or documentation that are not described in this prospectus, and those debt securities may contain provisions materially different from the provisions applicable to one or more issues of debt securities offered pursuant to this prospectus.

Original Issue Discount

One or more series of debt securities offered under this prospectus may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates. The federal income tax consequences and special considerations applicable to any series of debt securities generally will be described in the applicable prospectus supplement.

Senior Debt Securities

Payment of the principal or premium, if any, and interest on senior debt securities will rank on a parity with all of our other indebtedness that is not subordinated.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not limit the amount of indebtedness which we may incur, including senior indebtedness or subordinated indebtedness, and do not limit us from issuing any other debt, including secured debt or unsecured debt.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our Common Stock or other securities, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of securities that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstance described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

Consolidation, Merger or Sale

The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor of ours or acquirer of such assets must assume all of our obligations under the indentures and the debt securities.

If the debt securities are convertible for our other securities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities which the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default under the Indentures

Except as otherwise set forth in an applicable prospectus supplement, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

●	if we fail to pay interest when due and payable and our failure continues for 30 days and the time for payment has not been extended or deferred;

●	if we fail to pay the principal, or premium, if any, when due and payable and the time for payment has not been extended or delayed;

●	if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant solely for the benefit of another series of debt securities, and our failure continues for 90 days after we receive notice from the trustee or holders of a to-be-determined percentage in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above under “— Events of Default Under the Indentures,” the trustee or the holders of a to-be-determined percentage in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above “— Events of Default Under the Indentures” occurs with respect to us, the principal amount of and accrued interest, if any, of each series of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in aggregate principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences (other than bankruptcy defaults), except there may be no waiver of defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the applicable indenture.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee indemnity satisfactory to it. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

●	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

●	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

●	the holders of a to-be-determined percentage in aggregate principal amount of the outstanding debt securities of that series have made written request to the trustee, and such holders have offered indemnity satisfactory to the trustee, to institute the proceeding as trustee; and

●	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions, within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with the covenants in the indentures.

Modification of Indenture; Waiver

We and the trustee may modify an indenture or enter into or modify any supplemental indenture without the consent of any holders of the debt securities with respect to specific matters, including:

●	to fix any ambiguity, defect or inconsistency in the indenture;

●	to comply with the provisions described above under “—Consolidation, Merger or Sale;”

●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act;

●	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

●	to provide for uncertificated debt securities and to make any appropriate changes for such purpose;

●	to add to, delete from, or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issuance, authorization and delivery of debt securities of any unissued series;

●	to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any of our rights or powers under the indenture; or

●	to change anything that does not materially adversely affect the legal rights of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of the series of debt securities;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or

●	reducing the percentage of debt securities, the holders of which are required to consent to any supplemental indenture.

Discharge

Each indenture provides that, subject to the terms of the indenture and any limitation otherwise provided in the prospectus supplement applicable to a particular series of debt securities, we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

●	register the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	maintain paying agents and agencies for payment, registration of transfer and exchange and service of notices and demands;

●	recover excess money held by the trustee;

●	compensate and indemnify the trustee; and

●	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium and interest on, the debt securities of the series on the date payments are due.

“Street Name” and Other Indirect Holders

Investors who hold securities in accounts at banks or brokers generally will not be recognized by us as legal holders of debt securities. This manner of holding securities is called holding in “street name.” Instead, we would recognize only the bank or broker, or the financial institution that the bank or broker uses to hold its securities. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the debt securities, either because they agree to do so in their customer agreements or because they are legally required to do so. If you hold debt securities in “street name,” you should check with your own institution to find out, among other things:

●	how it handles payments and notices;

●	whether it imposes fees or charges;

●	how it would handle voting if applicable;

●	whether and how you can instruct it to send you debt securities registered in your own name so you can be a direct holder as described below; and

●	if applicable, how it would pursue rights under your debt securities if there were a default or other event triggering the need for holders to act to protect their interests.

Our obligations, as well as the obligations of the trustee under the indentures and those of any third parties employed by us or the trustee under either of the indentures, run only to persons who are registered as holders of debt securities issued under the applicable indenture. As noted above, we do not have obligations to you if you hold in “street name” or other indirect means, either because you choose to hold debt securities in that manner or because the debt securities are issued in the form of global securities as described below. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that holder is legally required to pass the payment along to you as a “street name” customer but does not do so.

Form, Exchange and Transfer

We may issue debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures will provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series (the “Depository”). See “Book-Entry” below for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described below or in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth below in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Book-Entry Securities

The following description of book-entry securities will apply to any series of debt securities issued in whole or in part in the form of one or more global securities, except as otherwise described in a related prospectus supplement.

Book-entry securities of like tenor and having the same date will be represented by one or more global securities deposited with and registered in the name of a depositary that is a clearing agent registered under the Exchange Act. Beneficial interests in book-entry securities will be limited to institutions that have accounts with the depositary, or “participants,” or persons that may hold interests through participants.

Ownership of beneficial interests by participants will only be evidenced by, and the transfer of that ownership interest will only be effected through, records maintained by the depositary. Ownership of beneficial interests by persons that hold through participants will only be evidenced by, and the transfer of that ownership interest within such participant will only be effected through, records maintained by the participants. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a global security.

Payment of principal of and any premium and interest on book-entry securities represented by a global security registered in the name of or held by a depositary will be made to the depositary, as the registered owner of the global security. Neither we, the trustee nor any agent of ours or the trustee will have any responsibility or liability for any aspect of the depositary’s records or any participant’s records relating to or payments made on account of beneficial ownership interests in a global security or for maintaining, supervising or reviewing any of the depositary’s records or any participant’s records relating to the beneficial ownership interests. Payments by participants to owners of beneficial interests in a global security held through such participants will be governed by the depositary’s procedures, as is now the case with securities held for the accounts of customers registered in “street name,” and will be the sole responsibility of such participants.

A global security representing a book-entry security is exchangeable for definitive debt securities in registered form, of like tenor and of an equal aggregate principal amount registered in the name of, or is transferable in whole or in part to, a person other than the depositary for that global security, only if (i) the depositary notifies us that it is unwilling or unable to continue as depositary for that global security or the depositary ceases to be a clearing agency registered under the Exchange Act, (ii) there shall have occurred and be continuing an event of default with respect to the debt securities of that series or (iii) other circumstances exist that have been specified in the terms of the debt securities of that series. Any global security that is exchangeable pursuant to the preceding sentence shall be registered in the name or names of such person or persons as the depositary shall instruct the trustee. It is expected that such instructions may be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in such global security.

Except as provided above, owners of beneficial interests in a global security will not be entitled to receive physical delivery of debt securities in definitive form and will not be considered the holders thereof for any purpose under the indentures, and no global security shall be exchangeable, except for a security registered in the name of the depositary. This means each person owning a beneficial interest in such global security must rely on the procedures of the depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indentures. We understand that under existing industry practices, if we request any action of holders or an owner of a beneficial interest in such global security desires to give or take any action that a holder is entitled to give or take under the indentures, the depositary would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participant to give or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture and is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur. However, upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement, we may make interest payments by check which we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in a prospectus supplement, we will designate an office or agency of the trustee in the City of New York as our paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

Except as otherwise specified in the applicable prospectus supplement, the indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF RIGHTS

General

We may issue rights to our stockholders to purchase shares of our Common Stock or other securities as described in this prospectus. We may offer rights separately or together with one or more additional rights, Common Stock, other securities described in this prospectus or any combination of such securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent for any rights we offer will be set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the stockholders entitled to the rights distribution;
●	the aggregate number of shares of Common Stock or other securities purchasable upon exercise of the rights;
●	the exercise price;
●	the aggregate number of rights issued;
●	whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;
●	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;
●	the method by which holders of rights will be entitled to exercise;
●	the conditions to the completion of the offering;
●	the withdrawal, termination and cancellation rights;
●	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment;
●	whether stockholders are entitled to oversubscription rights;
●	any U.S. federal income tax considerations; and
●	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering.

DESCRIPTION OF UNITS

We may issue units comprising one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in such unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement will describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
●	any unit agreement under which the units will be issued;
●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
●	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

  PLAN OF DISTRIBUTION

We may sell the securities being offered pursuant to this prospectus through underwriters or dealers, through agents, or directly to one or more purchasers or through a combination of these methods. The applicable prospectus supplement will describe the terms of the offering of the securities, including:

●	the name or names of any underwriters, if any, and if required, any dealers or agents;
●	the purchase price of the securities and the proceeds that we will receive from the sale;
●	any underwriting discounts and other items constituting underwriters’ compensation;
●	any discounts or concessions allowed or reallowed or paid to dealers; and
●	any securities exchange or market on which the securities may be listed.

We may distribute the securities from time to time in one or more transactions at:

●	a fixed price or prices, which may be changed;

●	market prices prevailing at the time of sale;

●	prices related to such prevailing market prices; or

●	negotiated prices.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the offered securities if any are purchased.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. The terms of any over-allotment option will be set forth in the prospectus supplement for those securities.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions to be paid to the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Sullivan & Worcester LLP of New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements of Lipella Pharmaceuticals Inc. as of December 31, 2022 and 2021 and for each of the two years in the period ended December 31, 2022, incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2022, have been so incorporated in reliance on the report of Urish Popeck & Co., LLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus constitutes a part of a registration statement on Form S-3 filed under the Securities Act. As permitted by the SEC’s rules, this prospectus and any prospectus supplement, which form a part of the registration statement, do not contain all of the information that is included in the registration statement. You will find additional information about us in the registration statement and its exhibits. Any statements made in this prospectus or any prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

You can read our electronic SEC filings, including such registration statement, on the internet at the SEC’s website at www.sec.gov. We are subject to the information reporting requirements of the Exchange Act, and we file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information will be available at the website of the SEC referred to above. We also maintain a website at https://www.lipella.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. However, the information contained in or accessible through our website is not part of this prospectus or the registration statement of which this prospectus forms a part, and investors should not rely on such information in making a decision to purchase our securities in this offering.

INCORPORATION OF DOCUMENTS BY REFERENCE

We have filed a registration statement on Form S-3 with the SEC under the Securities Act. This prospectus is part of the registration statement, but the registration statement includes and incorporates by reference additional information and exhibits. The SEC permits us to “incorporate by reference” the information contained in documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Information that we file later with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 31, 2023;

●	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023, filed with the SEC on May 12, 2023, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, filed with the SEC on August 14, 2023; and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, filed with the SEC on November 14, 2023;

●	our Definitive Proxy Statement on Schedule 14A (other than information furnished rather than filed), filed with the SEC on October 10, 2023, as supplemented by the Definitive Additional Materials filed on October 11, 2023;

●	our Current Reports on Forms 8-K filed with the SEC on March 27, 2023, June 1, 2023, June 23, 2023, August 2, 2023, August 8, 2023, October 26, 2023, November 22, 2023, November 28, 2023 and December 1, 2023 (except for Item 2.02 and Item 7.01 of any Current Report on Form 8-K which are not deemed “filed” for purposes of Section 18 of the Exchange Act and are not incorporated by reference in this prospectus); and

●	the description of our Common Stock contained in (i) our registration statement on Form 8-A, filed with the SEC on December 19, 2022 under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description and (ii) Exhibit 4.2—Description of Registrant’s Securities Registered Pursuant to Section 12 of the Exchange Act, to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 31, 2023.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) on or after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of the registration statement, and (ii) on or after the date of this prospectus but prior to the completion or termination of the offering of the particular securities covered by the applicable prospectus supplement has been completed (excluding any information not deemed “filed” with the SEC).

Any statement contained in a previously filed document is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in a subsequently filed document incorporated by reference herein modifies or supersedes the statement, and any statement contained in this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a subsequently filed document incorporated by reference herein modifies or supersedes the statement.

We will provide this information upon written or oral request at no cost to the requester. You may request this information by contacting our corporate headquarters at the following address: at 7800 Susquehanna St., Suite 505, Pittsburgh, PA 15208, Attn: Finance Department, or by calling (412) 901-0315.

Copies of these filings are also available through the “Investor Relations” section of our website at https://www.lipella.com. For other ways to obtain a copy of these filings, please refer to “Where You Can Find More Information” above.

Lipella Pharmaceuticals Inc.

$50,000,000

Common Stock
Preferred Stock
Warrants
Debt Securities

Convertible Debt Securities

Rights
Units

PROSPECTUS

The date of this prospectus is February 8, 2024.

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not offer to sell any securities in any jurisdiction where it is unlawful. Neither the delivery of this prospectus, nor any sale made hereunder, shall create any implication that the information in this prospectus is correct after the date hereof.

LIPELLA PHARMACEUTICALS INC.

 Up to $2,641,881 of

Common Stock

PROSPECTUS SUPPLEMENT

H.C. Wainwright & Co.

April 4, 2025